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                               BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000


                                 March 24, 2000

Tufco Technologies, Inc.
4800 Simonton Road
Dallas, Texas 75244


         Re:  Tufco Technologies, Inc.
              Amendment to Registration of 1992 Non-Qualified Stock Option Plan and 1993 Non-Employee Director Stock Option Plan on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Tufco Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of Post-Effective Amendment No. 2 to the registration statement on Form S-8 filed on January 20, 1998 with the Securities and Exchange Commission (File No. 333-44539), as amended by Post-Effective Amendment No. 1 on January 26, 1998 (File No. 333-44539), for the 1992 Non-Qualified Stock Option Plan, as amended, and the 1993 Non-Employee Director Stock Option Plan, as amended (the "Amended
Registration Statement"). Pursuant to the Amended Registration Statement, the Company may issue an additional 250,000 shares of its common stock, par value $.01 per share ("Common Stock"), under the Company's Amended and Restated 1992 Non-Qualified Stock Option Plan (the "NQSO Plan"), and an additional 100,000 shares of Common Stock under the Company's Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Director Plan") for a total of 350,000 shares of Common Stock (the "Shares"). You have requested that we furnish our opinion as to the matters hereinafter set forth.

         In connection with this opinion we have examined a copy of (i) the Amended Registration Statement, (ii) the Certificate of Incorporation of the Company, (iii) the By-laws of the Company, (iv) the resolutions of the Board of Directors of the Company (the "Board"), dated March 13, 2000, approving the filing of the Amended Registration Statement, (v) the resolutions of the Board,



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dated  February  1,  2000,  approving  the NQSO Plan and the  Director  Plan and reserving an additional 350,000 shares of Common Stock for issuance under the plans, (vi) the Report of the Inspector of Election at the Annual Meeting of Stockholders held March 13, 2000 evidencing stockholder approval of the proposed amendments to the 1992 Non-Qualified Stock Option Plan and the 1993 Non-Employee Director Stock Option Plan, (vii) the NQSO Plan and (viii) the Director Plan.

         In rendering the opinion herein expressed we have assumed the genuineness of all signatures, the authenticity of all original documents, instruments and certificates examined by us, the conformity with the original documents, instruments and certificates of all copies of documents, instruments and certificates examined by us and the legal capacity to sign of all individuals executing documents. We have relied upon the representations of the Company as to the accuracy and completeness of (i) the By-laws of the Company,
(ii) the NQSO Plan, (iii) the Director Plan, (iv) the Amended Registration Statement, and (v) the resolutions of the Company. We also have relied upon the representations of the Company that (i) the resolutions of the Board, dated
March 13, 2000, approving the filing of the Registration Statement, (ii) the resolutions of the Board, dated February 1, 2000, approving the plans and reserving the Shares, and (iii) the By-laws of the Company were duly adopted and have not been rescinded, modified or revoked.

         We do not express any opinion as to the laws of states or jurisdictions other than the laws of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, and when (i) the Amended
Registration Statement shall have become effective, (ii) the Shares shall have been issued in the proposed form, and (iii) the Shares shall have been delivered as contemplated by the Plan, the Shares will be validly issued, fully paid and non- assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,


                                                /s/ Battle Fowler LLP